Grant Number: 1R43NS067719-01

Principal Investigator(s):
Robert Wayne Sandrock, PHD

Project Title: Development of Astrocyte-Restricted Precursors for Cell Therapy and Drug Screenin

Mr. Borst, Steven J
Vice President
615 Arapeen Drive
Suite 102
Salt Lake City, UT 84108

Award e-mailed to: sborst@qthera.com

Budget Period: 05/01/2010 – 10/31/2010
Project Period: 05/01/2010 – 10/31/2010

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $118,355 (see "Award Calculation" in Section I and "Terms and Conditions" in Section III) to Q THERAPEUTICS, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR PART 52 15 USC 638 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award including the "Terms and Conditions" is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Each publication, press release or other document that cites results from NIH grant-supported research must include an acknowledgment of NIH grant support and disclaimer such as "The project described was supported by Award Number R43NS067719 from the National Institute Of Neurological Disorders And Stroke. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institute Of Neurological Disorders And Stroke or the National Institutes of Health."

Award recipients are required to comply with the NIH Public Access Policy. This includes submission to PubMed Central (PMC), upon acceptance for publication, an electronic version of a final peer-reviewed, manuscript resulting from research supported in whole or in part, with direct costs from National Institutes of Health. The author's final peer-reviewed manuscript is defined as the final version accepted for journal publication, and includes all modifications from the publishing peer review process. For additional information, please visit http://publicaccess.nih.gov/.

Award recipients must promote objectivity in research by establishing standards to ensure that the design, conduct and reporting of research funded under NIH-funded awards are not biased by a conflicting financial interest of an Investigator. Investigator is defined as the Principal Investigator and any other person who is responsible for the design, conduct, or reporting of NIH-funded research or proposed research, including the Investigator's spouse and dependent children. Awardees must have a written administrative process to identify and manage financial conflict of interest and must inform Investigators of the conflict of interest policy and of the Investigators' responsibilities. Prior to expenditure of these awarded funds, the Awardee must report to the NIH Awarding Component the existence of a conflicting interest and within 60 days of any new conflicting interests identified after the initial report. Awardees must comply with these and all other aspects of 42 CFR Part 50, Subpart F. These requirements also apply to subgrantees, contractors, or collaborators engaged by the Awardee under this award. The NIH website http://grants.nih.gov/grants/policy/coi/index.htm provides additional information.

If you have any questions about this award, please contact the individual(s) referenced in Section IV.

Sincerely yours,

James Washington
Grants Management Officer
NATIONAL INSTITUTE OF NEUROLOGICAL DISORDERS AND STROKE

Additional information follows

SECTION I – AWARD DATA – 1R43NS067719-01

Award Calculation (U.S. Dollars)

Salaries and Wages	$54,000
Fringe Benefits	$13,500
Supplies	$39,675
Federal Direct Costs	$107,175
Federal F&A Costs	$6,431
Approved Budget	$113,606
Fee	$4,749
Federal Share	$118,355
TOTAL FEDERAL AWARD AMOUNT	$118,355
AMOUNT OF THIS ACTION (FEDERAL SHARE)	$118,355

SUMMARY TOTALS FOR ALL YEARS		
YR	**THIS AWARD**	**CUMULATIVE TOTALS**
1	$118,355	$118,355

Fiscal Information:

CFDA Number:	93.853
EIN:	1460490491A1
Document Number:	RNS067719A
Fiscal Year:	2010

IC	*CAN*	*2010*
NS	8472434	$118,355

NIH Administrative Data:
PCC: SIEBEBND / **OC**: 4141 / **Processed**: WASHINGTOJ 04/21/2010

SECTION II – PAYMENT/HOTLINE INFORMATION – 1R43NS067719-01

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III – TERMS AND CONDITIONS – 1R43NS067719-01

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a. The grant program legislation and program regulation cited in this Notice of Award.
b. Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.
c. 45 CFR Part 74 or 45 CFR Part 92 as applicable.
d. The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e. This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at 'http://grants.nih.gov/grants/policy/awardconditions.htm' for certain references cited above.)

Carry over of an unobligated balance into the next budget period requires Grants Management Officer prior approval.

In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory. For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

This award represents the final year of the competitive segment for this grant. Therefore, see the NIH Grants Policy Statement (12/1/2003 version) for closeout requirements at: http://grants.nih.gov/grants/policy/nihgps_2003/NIHGPS_Part8.htm#_Toc54600151.

A final Financial Status Report (FSR) (SF 269) must be submitted through the eRA Commons (Commons) within 90 days of the expiration date; see NIH Guide Notice NOT-OD-07-078 for additional information on this electronic submission requirement. The final FSR must indicate the exact balance of unobligated funds and may not reflect any unliquidated obligations. There must be no discrepancies between the final FSR and the Payment Management System's (PMS) Federal Cash Transaction Report (SF-272).

Furthermore, unless an application for competitive renewal is submitted, additional grant closeout documents consisting of a Final Invention Statement and Certification form (HHS 568), (not applicable to training, construction, conference or cancer education grants) and a final progress report must also be submitted within 90 days of the expiration date.

NIH also strongly encourages electronic submission of the final progress report and the final invention statement through the Closeout feature in the Commons. If the final progress report and final invention statement are not submitted electronically, copies of the HHS 568 form may be downloaded at: http://grants.nih.gov/grants/forms.htm.

Submissions of the final progress report and HHS 568 may be e-mailed as PDF attachments to the NIH Central Closeout Center at: deascentralized@od.nih.gov

Paper submissions of the final progress report and the HHS 568 may be faxed to the NIH Central Closeout Center at 301-480-2304 or mailed to the NIH Central Closeout Center at the following address:

NIH/OD/OER/DEAS
Central Closeout Center
6705 Rockledge Drive, Room 2207
Bethesda, MD 20892-7987 (for regular or U.S. Postal Service Express mail)
Bethesda, MD 20817 (for other courier/express mail delivery only)

The final progress report should include, at a minimum, a summary of progress toward the achievement of the originally stated aims, a list of significant results (positive and/or negative), a list of publications and the grant number. If human subjects were included in the research, the final progress report should also address the following:

- Report on the inclusion of gender and minority study subjects (using the gender and minority Inclusion Enrollment Form as provided in the PHS 2590 and available at http://grants.nih.gov/grants/forms.htm).
- Where appropriate, indicate whether children were involved in the study or how the study was relevant for conditions affecting children (see "Public Policy Requirements and Objectives-Requirements for Inclusiveness in Research Design-Inclusion of Children as Subjects in Clinical Research" in the PHS 398 at URL http://grants.nih.gov/grants/policy/nihgps_2003/NIHGPS_Part5.htm#_Toc54600090)
- Describe any data, research materials (such as cell lines, DNA probes, animal models), protocols, software, or other information resulting from the research that is available to be shared with other investigators and how it may be accessed.

Note, if this is the final year of a competitive segment due to the transfer of the grant to another institution, then not all the requirements stated above are applicable. Specifically a Final Progress Report is not required. However, a final FSR is required and should be submitted electronically as noted above. In addition, if not already submitted, the Final Invention Statement is required and should be sent directly the assigned Grants Management Specialist.

Treatment of Program Income:
Additional Costs

This award is funded for six monts.

HHS regulations on the administration of grants (45 Code of Federal Regulations Part 74.26) stipulate that commercial (for-profit) organizations are subject to the audit requirement contained in OMB Circular A-133. According to that Circular, entities that expend $500,000 or more in a year in Federal funds are required to have an audit performed for that year.

Allowable activities conducted by for-profit organizations will be determined by applying the cost principles for contracts with commercial organizations set forth in 48 CFR, FAR Subpart 31.2. However, independent research and development costs (including indirect costs allocable to them) are unallowable.

Normally, the awardee organization retains the principal worldwide patent rights to any invention developed with United States Government support. Under Title 37 Code of Federal Regulations Part 401, the government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Extramural Invention and Technology Resources Branch, OPERA, NIH, 6701 Rockledge Drive, MSC 7750, Bethesda, MD 20892-7750, (301) 435-1986. For additional information, access the NIH link on the Interagency Edison web site (www.iedison.gov), which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C., Section 205, the government will not make public any information disclosing an NIH-sponsored invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the government release any information that is part of that patent application.

The fixed fee provided as part of this grant award is in addition to direct and facilities and administrative costs. The fee is to be drawn down from the DHHS Payment Management System in increments proportionate to the draw down of costs.

Documents applicable to this grant should be faxed to (301) 451-5635 or mailed to:

Grants Management Branch
National Institutes of Neurological Disorders and Stroke
6001 Executive Boulevard, Suite 3290, MSC 9537
Rockville, MD 20852 (Express Mail)
Bethesda, MD 20892-9537 (Regular Mail)

For additional information, you may access the NIH home page at http://www.nih.gov/ and the NINDS Home Page at http://www.ninds.nih.gov

STAFF CONTACTS

The Grants Management Specialist is responsible for the negotiation, award and administration of this project and for interpretation of Grants Administration policies and provisions. The Program Official is responsible for the scientific, programmatic and technical aspects of this project. These individuals work together in overall project administration. Prior approval requests (signed by an Authorized Organizational Representative) should be submitted in writing to the Grants Management Specialist. Requests may be made via e-mail.

Grants Management Specialist: Brenda Kibler
Email: kiblerb@ninds.nih.gov **Phone**: 301-496-7441 **Fax**: 301-451-5635

Program Official: Beth-anne Sieber
Email: sieberb@ninds.nih.gov **Phone**: 301-496-5680 **Fax**: 301-480-1080

SPREADSHEET SUMMARY
GRANT NUMBER: 1R43NS067719-01

INSTITUTION: Q THERAPEUTICS, INC.

Budget	***Year 1***
Salaries and Wages	$54,000
Fringe Benefits	$13,500
Supplies	$39,675
FEE	$4,749
TOTAL FEDERAL DC	$107,175
TOTAL FEDERAL F&A	$6,431
TOTAL COST	$118,355

Facilities and Administrative Costs	***Year 1***
F&A Cost Rate 1	12%
F&A Cost Base 1	$53,588
F&A Costs 1	$6,431